UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 2, 2008

STANDARD PACIFIC CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15326 Alton Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 2, 2008, the Company entered into a Severance Agreement with Jeffrey V. Peterson, the Company’s Chairman, Chief Executive Officer and President, which potentially provides severance benefits to Mr. Peterson if his employment with the Company is terminated without cause at a later date. Pursuant to the terms of the agreement, if Mr. Peterson’s employment with the Company is terminated other than for cause within two years of the date of the agreement, he will receive the following benefits: (i) an amount equal to three times his base salary, payable in equal monthly installments over a three-year period; (ii) COBRA premiums for continued medical dental and vision insurance coverage for 12 months; (iii) continuation of the Company’s AYCO financial planning benefit for the remainder of the calendar year in which termination of employment occurs; (iv) immediate vesting of all stock options and restricted stock that would have vested within six months of the date of termination of employment or during the remainder of the calendar year in which employment terminates (whichever period of time is longer); (v) extension of the time period to exercise vested stock options to the date that is 90 days following December 31 of the year in which termination of employment occurs (or, if earlier, the maximum term of the option); and (vi) the reimbursement of up to ten thousand dollars in outplacement fees. Receipt of the foregoing benefits is subject to, among other things, Mr. Peterson’s execution and delivery of a release in the form attached as Exhibit A to the agreement and his continuing compliance with the nondisclosure, non-disparagement, non-solicitation and misappropriation of corporate opportunities covenants contained in the agreement. Notwithstanding the foregoing, the total amount payable to Mr. Peterson will be reduced by an amount necessary to prevent any part of such payment from being subject to the excise tax imposed by Section 4999 of the internal revenue code.

A copy of the Severance Agreement is attached hereto as Exhibit 10.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Jeffrey V. Peterson Severance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2008

STANDARD PACIFIC CORP.

By:	/s/ Andrew H. Parnes
Andrew H. Parnes Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Jeffrey V. Peterson Severance Agreement